NEWS FOR IMMEDIATE RELEASE

October 21, 2014                                                                                     For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces 17% Increase in Third Quarter Net Income

Wheeling, WV… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced an increase in net income and related earnings per share for the three and nine months ended September 30, 2014.

Net income for the three months ended September 30, 2014 was $18.2 million, compared to $15.5 million for the third quarter of 2013, representing an increase of 17%, while diluted earnings per share were $0.62, compared to $0.53 per share for the 2013 quarter, representing an increase of 17%.  The third quarter results included a pre-tax charge of $1.4 million relating to the prepayment of a repurchase agreement.  See the non-interest income discussion for additional information. For the nine month period ended September 30, 2014, net income totaled $53.5 million, compared to $48.6 million for the same period of last year, representing an increase of 10%, while diluted earnings per share totaled $1.82 as compared to $1.66 for 2013, representing an increase of 10%.  The increase in net income improved the return on average assets to 1.15% from 1.07% in the year-to-date period of last year.  Return on assets and return on tangible equity for WesBanco remain well above second quarter 2014 peer group averages, the most recent available.

Mr. Clossin commented, "Loan growth has accelerated.  In the third quarter loans increased 2.2% and, over the last year, by 5.1%.  The loan production team has focused their efforts on continuous improvements that have provided significant increases in loan production.  As a result, and through the success of the many revenue generating and expense control activities throughout WesBanco, we are very pleased with third quarter net income.  Net interest income has increased in each of the last five quarters as earning assets increase and cost of funds decline.  Year-over-year the provision declined as overall credit quality improved.   Expenses have been stable, even as the bank grows, due to our strong discipline over expense control.  WesBanco is continuing a track record of consistent success.”

Financial Condition

Total assets at September 30, 2014 increased 2.3% or $140.1 million from September 30, 2013, primarily due to loan growth.  Portfolio loans increased $195.2 million or 5.1% over the last year and 2.2% in the third quarter of 2014 compared to the second quarter of this year.  Loan growth was achieved through $1.4 billion in loan originations over the last twelve months.  Although somewhat depressed in the first quarter due to the challenging weather and economy, loan originations increased 49.6% in the third quarter compared to the first quarter and are now at levels similar to 2013 production.  Loan growth was driven by increased business activity in markets impacted by Marcellus and Utica shale gas drilling, additional lending personnel, focused marketing efforts, an expanded presence in our larger urban markets, and continued improvement in loan origination processes.  Loan growth was funded primarily by growth in deposits and other short term liquidity sources.  Deposits, excluding CDs, increased $321.4 million or 9.4% from September 30, 2013, with approximately $247 million of deposits for Marcellus and Utica shale gas payments made over the last twelve months significantly contributing to the increase.  All deposit types increased except certificates of deposit, which decreased $280.1 million due to lower rate offerings for maturing CDs. Total assets at September 30, 2014 increased 2.2% compared to 2013 year-end, also due to loan growth.

WesBanco continues to maintain strong regulatory capital ratios.  At September 30, 2014, tier I leverage was 9.70%, tier I risk-based capital was 13.56%, and total risk-based capital was 14.62%, which all improved from September 30, 2013.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized fully-implemented BASEL III capital standards.  Total tangible equity to tangible assets (non-GAAP measure) was 7.91% at September 30, 2014, up from 7.19% at September 30, 2013.  Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.22 per share, seven times over the last four years, cumulatively representing a 57% increase.  The most recent increase was $0.02 per share in the first quarter of 2014.

Credit Quality

Total non-performing loans, including TDRs, at September 30, 2014 were $49.0 million or 1.22% of total loans, which represents an 8.7% decrease from $53.6 million or 1.40% of total loans at September 30, 2013.  Criticized and classified loans were $87.6 million, or 2.17% of total loans at September 30, 2014.  This represents a decrease of 38.0% over the last twelve months from $141.3 million or 3.68% of total loans last year. The quarterly decrease is primarily the result of improvement in credit quality of loans that were criticized but not classified throughout the economic downturn.

Net charge-offs for the third quarter of 2014 were $2.2 million or 0.22% of average portfolio loans, compared to $5.8 million or 0.60% for the third quarter of 2013.  Year-to-date, net charge-offs were $6.9 million or 0.24% of average portfolio loans compared to $11.3 million or 0.40% in the same period of 2013.

Lower charge-offs and continued improvement in delinquent, non-performing and classified and criticized loans resulted in the provision for credit losses decreasing to $1.5 million for the third quarter of 2014 compared to $2.8 million in the third quarter of 2013.  For the nine months ended September 30, 2014 the provision was $4.5 million compared to $5.9 million in the same period of 2013. The allowance for loan losses represented 1.12% of total portfolio loans at September 30, 2014, compared to 1.23% at the end of the 2013 third quarter.

Net Interest Income

      Net interest income increased $2.5 million or 5.4% in the third quarter of 2014 compared to the third quarter of 2013 due to a 3.6% increase in average earning assets, primarily through a 4.4% increase in average loan balances, and improvement in the net interest margin.  Year-to-date net interest income increased $6.0 million or 4.3% from last year.  The net interest margin improved by 6 basis points to 3.58% in the third quarter of 2014 compared to 3.52% in the same quarter of 2013, while for the first nine months the margin was 3.62% compared to 3.58% in 2013. Accretion of various purchase accounting adjustments from a 2012 acquisition benefited the net interest margin throughout 2013 and the first nine months of 2014, but at a decreasing rate. Excluding this benefit from both years, the net interest margin increased by 7 basis points from the third quarter of 2013, and 10 basis points from the first nine months of 2013.  The improved net interest margin in the current low interest rate environment resulted partially from the aforementioned loan growth as the average rate on loans is higher than the average rate on securities.   In addition, funding costs continued to decrease in the first nine months of 2014 as a result of a 28.4% reduction in higher-rate average other borrowings, primarily through maturities, and a 10.2% increase in lower-cost demand, money market and savings account deposits, while higher-cost CDs decreased by 11.0%.  Overall average deposits increased by 3.3% year-to-date in 2014 compared to the same period in 2013.

Non-Interest Income and Non-Interest Expense

For the third quarter of 2014, non-interest income decreased $0.5 million or 2.7% compared to the third quarter of 2013.  The third quarter of 2014 included a $1.4 million charge related to the prepayment of a higher rate $22.0 million repurchase agreement with another bank.  Non-interest income, excluding this charge, increased $1.0 million or 5.6%  Trust fees increased 5.0% in the third quarter as assets under management continued to increase from customer development initiatives and overall market improvements.  Total trust assets were $3.8 billion at September 30, 2014, representing an increase of 8.1% from $3.5 billion at September 30, 2013.  Net securities brokerage revenues increased $0.2 million or 12.9%, due to significant production increases from the addition of support and producing staff in several regions, as well as an increase in referrals and production from a licensed retail banker program. Net security gains increased by $0.6 million.  Service charges on deposits decreased 10.3% compared to the third quarter of 2013 due to lower overdraft fees that are affected by consistent increases in deposit levels and higher average deposits per account.  Mortgage loan sale gains decreased 26.2% as increasing interest rates reduced refinancings resulting in lower mortgage activity, which was also impacted by the recently-adopted Qualified Mortgage and Ability-to-Repay rules, which have somewhat limited the Bank’s product offerings.  For the first nine months of 2014, non-interest income decreased 0.7% for similar reasons.  However, excluding the $1.4 million charge relating to the prepayment, non-interest income increased by 2.0%.

Non-interest expense decreased $0.7 million or 1.9% for the third quarter compared to the third quarter of 2013.  Salaries and wages increased 5.2%, due to routine annual adjustments to compensation, increased commissions on higher brokerage revenue and incentive and stock-related compensation granted in 2014.  Employee benefits expense decreased

5.1%, primarily from decreased pension and other benefits expense, partially offset by higher health insurance cost.  Marketing expense decreased 19.5% primarily due to differences year-to-year in the timing of campaigns.  Other expense decreased 9.6% primarily due to reduced communications and other real estate owned expense.  For the year-to-date period of 2014, non-interest expense decreased $0.6 million or 0.5% compared to the same period in 2013.  Excluding 2013 merger-related expenses of $1.3 million incurred primarily in the first quarter of 2013, total non-interest expense would have increased $0.7 million or 0.6% for the first nine months.  Salaries and wages increased 5.5% and employee benefits decreased 6.8% in the year-to-date period.  In addition, net occupancy and equipment expense increased due to higher weather-related expenses, the opening of two branches near the end of 2013, and investment in internal infrastructure in the second half of last year. Other expense decreased 4.1%, also primarily due to lower communication and other real estate owned expenses.  However, despite the overall increase in year-to-date non-interest expense, the efficiency ratio improved to 59.3% for the year-to-date period from 60.8% in 2013.  The third quarter 2014 ratio dropped to 58.5% compared to 61.5% in the third quarter of last year.

Financial Results Conference Call

WesBanco, Inc. will host a conference call to discuss the Company's financial results for the third quarter of 2014 on Wednesday, October 22, 2014 at 10:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing 1-888-347-6607 or 1-412-902-4290 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at http://www.videonewswire.com/event.asp?id=100643. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $6.3 billion, operating through 119 branch locations and 105 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2013 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2014	2013	% Change	2014	2013	% Change
Loans, including fees	$ 43,399	$ 43,678	(0.6)	$ 128,691	$ 131,706	(2.3)
Interest and dividends on securities:
Taxable	7,375	7,226	2.1	22,051	22,015	0.2
Tax-exempt	3,413	3,355	1.7	10,234	9,748	5.0
Total interest and dividends on securities	10,788	10,581	2.0	32,285	31,763	1.6
Other interest income	116	58	100.0	829	165	402.4
Total interest and dividend income	54,303	54,317	(0.0)	161,805	163,634	(1.1)
Interest expense
Interest bearing demand deposits	399	369	8.1	1,168	1,035	12.9
Money market deposits	487	345	41.2	1,394	1,023	36.3
Savings deposits	135	128	5.5	398	395	0.8
Certificates of deposit	3,254	5,597	(41.9)	10,305	17,626	(41.5)
Total interest expense on deposits	4,275	6,439	(33.6)	13,265	20,079	(33.9)
Federal Home Loan Bank borrowings	264	291	(9.3)	650	900	(27.8)
Other short-term borrowings	348	651	(46.5)	1,255	1,900	(33.9)
Junior subordinated debt owed to unconsolidated subsidiary trusts	805	805	-	2,392	2,506	(4.5)
Total interest expense	5,692	8,186	(30.5)	17,562	25,385	(30.8)
Net interest income	48,611	46,131	5.4	144,243	138,249	4.3
Provision for credit losses	1,478	2,819	(47.6)	4,526	5,942	(23.8)
Net interest income after provision for credit losses	47,133	43,312	8.8	139,717	132,307	5.6
Non-interest income
Trust fees	5,096	4,854	5.0	15,954	14,694	8.6
Service charges on deposits	4,170	4,650	(10.3)	12,107	13,309	(9.0)
Electronic banking fees	3,268	3,124	4.6	9,549	9,186	4.0
Net securities brokerage revenue	1,701	1,506	12.9	5,533	4,644	19.1
Bank-owned life insurance	882	911	(3.2)	3,577	3,739	(4.3)
Net gains on sales of mortgage loans	550	745	(26.2)	1,178	2,157	(45.4)
Net securities gains	581	(15)	3,973.3	756	687	10.0
Net (loss) / gain on other real estate owned and other assets/liabilities	(1,167)	8	(14,687.5)	(1,218)	63	(2,033.3)
Other income	1,573	1,333	18.0	4,508	3,857	16.9
Total non-interest income	16,654	17,116	(2.7)	51,944	52,336	(0.7)
Non-interest expense
Salaries and wages	17,331	16,480	5.2	50,700	48,079	5.5
Employee benefits	5,051	5,323	(5.1)	16,289	17,481	(6.8)
Net occupancy	2,916	2,921	(0.2)	9,265	8,943	3.6
Equipment	2,837	2,692	5.4	8,534	7,901	8.0
Marketing	1,276	1,585	(19.5)	3,992	4,015	(0.6)
FDIC insurance	786	916	(14.2)	2,543	2,806	(9.4)
Amortization of intangible assets	477	556	(14.2)	1,454	1,742	(16.5)
Restructuring and merger-related expense	-	36	(100.0)	-	1,265	(100.0)
Other operating expenses	8,589	9,500	(9.6)	26,884	28,024	(4.1)
Total non-interest expense	39,263	40,009	(1.9)	119,661	120,256	(0.5)
Income before provision for income taxes	24,524	20,419	20.1	72,000	64,387	11.8
Provision for income taxes	6,358	4,884	30.2	18,538	15,815	17.2
Net Income	$ 18,166	$ 15,535	16.9	$ 53,462	$ 48,572	10.1

Taxable equivalent net interest income	$ 50,449	$ 47,938	5.2	$ 149,754	$ 143,498	4.4

Per common share data
Net income per common share - basic	$ 0.62	$ 0.53	17.0	$ 1.83	$ 1.66	10.2
Net income per common share - diluted	$ 0.62	$ 0.53	17.0	$ 1.82	$ 1.66	9.6
Dividends declared	$ 0.22	$ 0.20	10.0	$ 0.66	$ 0.58	13.8
Book value (period end)				$ 26.94	$ 25.10	7.3
Tangible book value (period end) (1)				$ 16.10	$ 14.25	13.0
Average common shares outstanding - basic	29,280,648	29,325,128	(0.2)	29,235,364	29,260,967	(0.1)
Average common shares outstanding - diluted	29,360,880	29,412,458	(0.2)	29,316,914	29,328,305	(0.0)
Period end common shares outstanding	29,283,675	29,350,061	(0.2)	29,283,675	29,350,061	(0.2)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2014	2013	% Change

Return on average assets	1.15%	1.07%	7.48%
Return on average equity	9.24	8.91	3.70
Return on average tangible equity (1)	15.97	16.20	(1.42)
Yield on earning assets (2)	4.04	4.21	(4.04)
Cost of interest bearing liabilities	0.53	0.77	(31.17)
Net interest spread (2)	3.51	3.44	2.03
Net interest margin (2)	3.62	3.58	1.12
Efficiency (1) (2)	59.33	60.76	(2.35)
Average loans to average deposits	76.15	75.11	1.38
Annualized net loan charge-offs/average loans	0.24	0.40	(40.00)
Effective income tax rate	25.75	24.56	4.85

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2014	2014	2014	2013	2013

Return on average assets	1.14%	1.22%	1.08%	0.99%	1.01%
Return on average equity	9.15	9.79	8.78	8.17	8.40
Return on average tangible equity (1)	15.59	16.90	15.40	14.60	15.20
Yield on earning assets (2)	3.98	4.06	4.08	4.09	4.13
Cost of interest bearing liabilities	0.51	0.52	0.56	0.63	0.73
Net interest spread (2)	3.47	3.54	3.52	3.46	3.40
Net interest margin (2)	3.58	3.64	3.63	3.58	3.52
Efficiency (1) (2)	58.51	58.93	60.57	61.66	61.45
Average loans to average deposits	77.52	75.40	75.52	75.79	76.16
Annualized net loan charge-offs/average loans	0.22	0.06	0.43	0.30	0.60
Effective income tax rate	25.93	25.67	25.63	24.37	23.92
Trust assets, market value at period end	$ 3,783,774	$ 3,844,116	$ 3,752,142	$ 3,688,734	$ 3,501,873

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	September 30,			December 31,	December 31, 2013
Assets	2014	2013	% Change	2013	to September 30, 2014
Cash and due from banks	$ 73,715	$ 140,234	(47.4)	$ 80,001	(7.9)
Due from banks - interest bearing	2,704	5,405	(50.0)	15,550	(82.6)
Securities:
Available-for-sale, at fair value	959,553	933,455	2.8	934,386	2.7
Held-to-maturity (fair values of $617,332; $607,215 and $596,308, respectively)	594,860	602,588	(1.3)	598,520	(0.6)
Total securities	1,554,413	1,536,043	1.2	1,532,906	1.4
Loans held for sale	6,260	6,601	(5.2)	5,855	6.9
Portfolio loans:
Commercial real estate	1,973,336	1,867,782	5.7	1,912,919	3.2
Commercial and industrial	603,245	544,202	10.8	556,249	8.4
Residential real estate	909,531	879,703	3.4	890,804	2.1
Home equity	313,711	283,488	10.7	284,687	10.2
Consumer	231,881	261,363	(11.3)	250,258	(7.3)
Total portfolio loans, net of unearned income	4,031,704	3,836,538	5.1	3,894,917	3.5
Allowance for loan losses	(45,029)	(47,342)	4.9	(47,368)	4.9
Net portfolio loans	3,986,675	3,789,196	5.2	3,847,549	3.6
Premises and equipment, net	92,090	92,696	(0.7)	93,157	(1.1)
Accrued interest receivable	20,032	19,903	0.6	18,960	5.7
Goodwill and other intangible assets, net	319,973	321,972	(0.6)	321,426	(0.5)
Bank-owned life insurance	122,678	120,457	1.8	121,390	1.1
Other assets	99,954	105,853	(5.6)	107,979	(7.4)
Total Assets	$ 6,278,494	$ 6,138,360	2.3	$ 6,144,773	2.2

Liabilities
Deposits:
Non-interest bearing demand	$ 1,027,636	$ 917,478	12.0	$ 960,814	7.0
Interest bearing demand	897,827	870,319	3.2	857,761	4.7
Money market	993,211	858,422	15.7	942,768	5.4
Savings deposits	824,703	775,776	6.3	789,709	4.4
Certificates of deposit	1,358,308	1,638,447	(17.1)	1,511,478	(10.1)
Total deposits	5,101,685	5,060,442	0.8	5,062,530	0.8
Federal Home Loan Bank borrowings	123,374	59,918	105.9	39,508	212.3
Other short-term borrowings	117,637	124,179	(5.3)	150,536	(21.9)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,166	106,127	0.0	106,137	0.0
Total borrowings	347,177	290,224	19.6	296,181	17.2
Accrued interest payable	2,103	3,535	(40.5)	2,354	(10.7)
Other liabilities	38,745	47,471	(18.4)	37,113	4.4
Total Liabilities	5,489,710	5,401,672	1.6	5,398,178	1.7

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,367,511 shares; 29,350,061 shares and 29,367,511 shares issued, respectively;
29,283,675 shares; 29,350,061 shares and 29,175,236 shares outstanding, respectively	61,182	61,144	0.1	61,182	-
Capital surplus	244,358	244,352	0.0	244,974	(0.3)
Retained earnings	494,511	450,833	9.7	460,351	7.4
Treasury stock (83,836; 0 and 192,275 shares - at cost,
respectively)	(2,601)	-	(100.0)	(5,969)	56.4
Accumulated other comprehensive loss	(7,423)	(18,442)	59.7	(12,734)	41.7
Deferred benefits for directors	(1,243)	(1,199)	(3.7)	(1,209)	(2.8)
Total Shareholders' Equity	788,784	736,688	7.1	746,595	5.7
Total Liabilities and Shareholders' Equity	$ 6,278,494	$ 6,138,360	2.3	$ 6,144,773	2.2

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	Sept. 30,	June 30,
Assets	2014	2014	% Change
Cash and due from banks	$ 73,715	$ 81,790	(9.9)
Due from banks - interest bearing	2,704	12,698	(78.7)
Securities:
Available-for-sale, at fair value	959,553	1,006,079	(4.6)
Held-to-maturity (fair values of $617,332 and 628,540, respectively)	594,860	607,695	(2.1)
Total securities	1,554,413	1,613,774	(3.7)
Loans held for sale	6,260	10,641	(41.2)
Portfolio Loans:
Commercial real estate	1,973,336	1,940,872	1.7
Commercial and industrial	603,245	578,665	4.2
Residential real estate	909,531	898,357	1.2
Home equity	313,711	295,127	6.3
Consumer	231,881	233,097	(0.5)
Total portfolio loans, net of unearned income	4,031,704	3,946,118	2.2
Allowance for loan losses	(45,029)	(45,741)	(1.6)
Net portfolio loans	3,986,675	3,900,377	2.2
Premises and equipment, net	92,090	92,106	(0.0)
Accrued interest receivable	20,032	19,087	5.0
Goodwill and other intangible assets, net	319,973	320,449	(0.1)
Bank-owned life insurance	122,678	121,878	0.7
Other assets	99,954	104,220	(4.1)
Total Assets	$ 6,278,494	$ 6,277,020	0.0

Liabilities
Deposits:
Non-interest bearing demand	$ 1,027,636	$ 1,021,414	0.6
Interest bearing demand	897,827	871,487	3.0
Money market	993,211	969,518	2.4
Savings deposits	824,703	829,155	(0.5)
Certificates of deposit	1,358,308	1,425,829	(4.7)
Total deposits	5,101,685	5,117,403	(0.3)
Federal Home Loan Bank borrowings	123,374	138,596	(11.0)
Other short-term borrowings	117,637	94,745	24.2
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,166	106,156	0.0
Total borrowings	347,177	339,497	2.3
Accrued interest payable	2,103	2,306	(8.8)
Other liabilities	38,745	39,189	(1.1)
Total liabilities	5,489,710	5,498,395	(0.2)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
29,367,511 shares and 29,367,511 shares issued, respectively;
29,283,675 and 29,278,925 shares outstanding, respectively	61,182	61,182	0.0
Capital surplus	244,358	244,029	0.1
Retained earnings	494,511	482,786	2.4
Treasury stock ( 83,836 and 88,586 shares - at cost)	(2,601)	(2,748)	5.3
Accumulated other comprehensive income (loss)	(7,423)	(5,393)	(37.6)
Deferred benefits for directors	(1,243)	(1,231)	(1.0)
Total Shareholders' Equity	788,784	778,625	1.3
Total Liabilities and Shareholders' Equity	$ 6,278,494	$ 6,277,020	0.0

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended September 30,				For the Nine Months Ended September 30,
	2014		2013		2014		2013
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 20,064	0.24%	$ 19,132	0.21%	$ 31,668	0.23%	$ 35,918	0.22%
Loans, net of unearned income (1)	3,983,285	4.32	3,814,710	4.54	3,919,006	4.39	3,742,840	4.70
Securities: (2)
Taxable	1,175,750	2.51	1,165,023	2.48	1,164,693	2.52	1,188,633	2.47
Tax-exempt (3)	405,338	5.18	395,705	5.22	403,970	5.20	378,684	5.28
Total securities	1,581,088	3.19	1,560,728	3.18	1,568,663	3.21	1,567,317	3.15
Other earning assets (4)	15,337	2.73	12,838	1.50	12,600	8.20	16,164	0.88
Total earning assets (3)	5,599,774	3.98%	5,407,408	4.13%	5,531,937	4.04%	5,362,239	4.21%
Other assets	709,003		710,760		706,815		723,014
Total Assets	$ 6,308,777		$ 6,118,168		$ 6,238,752		$ 6,085,253

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 894,386	0.18%	$ 856,745	0.17%	$ 895,687	0.17%	$ 855,009	0.16%
Money market accounts	989,935	0.20	843,520	0.16	970,189	0.19	845,960	0.16
Savings deposits	826,048	0.06	773,432	0.07	819,863	0.06	766,574	0.07
Certificates of deposit	1,391,740	0.93	1,628,335	1.36	1,446,443	0.95	1,625,312	1.45
Total interest bearing deposits	4,102,109	0.41	4,102,032	0.62	4,132,182	0.43	4,092,855	0.66
Federal Home Loan Bank borrowings	138,175	0.76	60,135	1.92	66,421	1.31	65,321	1.84
Other borrowings	95,915	1.44	157,328	1.64	105,046	1.60	146,632	1.73
Junior subordinated debt	106,161	3.01	106,123	3.01	106,151	3.01	108,181	3.10
Total interest bearing liabilities	4,442,360	0.51%	4,425,618	0.73%	4,409,800	0.53%	4,412,989	0.77%
Non-interest bearing demand deposits	1,036,173		906,638		1,014,061		890,456
Other liabilities	42,572		52,450		41,597		52,564
Shareholders' equity	787,672		733,462		773,294		729,244
Total Liabilities and Shareholders' Equity	$ 6,308,777		$ 6,118,168		$ 6,238,752		$ 6,085,253
Taxable equivalent net interest spread		3.47%		3.40%		3.51%		3.44%
Taxable equivalent net interest margin		3.58%		3.52%		3.62%		3.58%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.8 million and $1.0 million for the three months ended September 30, 2014 and 2013, respectively, and
$2.5 million and $3.0 million for the nine months ended September 30, 2014 and 2013, respectively.
Additionally, accretion on earning assets included in interest income from a 2012 acquisition was $0.4 and $0.4 million for the three months ended September 30, 2014 and 2013, respectively, and $1.1 million and $2.3 million for the nine months ended September 30, 2014 and 2013, respectively, while accretion on interest bearing liabilities acquired from the 2012 acquisition was $0.2 and $0.4 million for the three months ended September 30, 2014 and 2013, respectively, and $0.6 million and $1.4 million for the nine months ended September 30, 2014 and 2013, respectively.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.5 million of interest on a federal income tax refund for the nine months ended September 30, 2014.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2014	2014	2014	2013	2013
Loans, including fees	$ 43,399	$ 42,546	$ 42,746	$ 43,617	$ 43,678
Interest and dividends on securities:
Taxable	7,375	7,452	7,225	7,178	7,226
Tax-exempt	3,413	3,435	3,385	3,380	3,355
Total interest and dividends on securities	10,788	10,887	10,610	10,558	10,581
Other interest income	116	611	101	82	58
Total interest and dividend income	54,303	54,044	53,457	54,257	54,317
Interest expense
Interest bearing demand deposits	399	395	374	380	369
Money market deposits	487	466	440	440	345
Savings deposits	135	133	130	130	128
Certificates of deposit	3,254	3,422	3,630	4,383	5,597
Total interest expense on deposits	4,275	4,416	4,574	5,333	6,439
Federal Home Loan Bank borrowings	264	175	211	251	291
Other short-term borrowings	348	350	557	625	651
Junior subordinated debt owed to unconsolidated subsidiary trusts	805	796	790	810	805
Total interest expense	5,692	5,737	6,132	7,019	8,186
Net interest income	48,611	48,307	47,325	47,238	46,131
Provision for credit losses	1,478	849	2,199	3,144	2,819
Net interest income after provision for credit losses	47,133	47,458	45,126	44,094	43,312
Non-interest income
Trust fees	5,096	5,210	5,648	4,883	4,854
Service charges on deposits	4,170	4,078	3,860	4,616	4,650
Electronic banking fees	3,268	3,267	3,013	3,012	3,124
Net securities brokerage revenue	1,701	2,003	1,829	1,604	1,506
Bank-owned life insurance	882	1,821	875	925	911
Net gains on sales of mortgage loans	550	475	154	456	745
Net securities gains / (losses)	581	165	10	(3)	(15)
Net (loss) / gain on other real estate owned and other assets/liabilities	(1,167)	(165)	113	(144)	8
Other income	1,573	1,387	1,547	1,601	1,333
Total non-interest income	16,654	18,241	17,049	16,950	17,116
Non-interest expense
Salaries and wages	17,331	16,904	16,467	17,352	16,480
Employee benefits	5,051	5,529	5,708	5,774	5,323
Net occupancy	2,916	2,857	3,491	2,866	2,921
Equipment	2,837	2,914	2,783	2,768	2,692
Marketing	1,276	1,713	1,003	1,159	1,585
FDIC insurance	786	880	877	919	916
Amortization of intangible assets	477	482	495	546	556
Restructuring and merger-related expense	-	-	-	45	36
Other operating expenses	8,589	9,025	9,271	9,314	9,500
Total non-interest expense	39,263	40,304	40,095	40,743	40,009
Income before provision for income taxes	24,524	25,395	22,080	20,301	20,419
Provision for income taxes	6,358	6,520	5,659	4,948	4,884
Net Income	$ 18,166	$ 18,875	$ 16,421	$ 15,353	$ 15,535

Taxable equivalent net interest income	$ 50,449	$ 50,157	$ 49,148	$ 49,058	$ 47,938

Per common share data
Net income per common share - basic	$ 0.62	$ 0.65	$ 0.56	$ 0.52	$ 0.53
Net income per common share - diluted	$ 0.62	$ 0.64	$ 0.56	$ 0.52	$ 0.53
Dividends declared	$ 0.22	$ 0.22	$ 0.22	$ 0.20	$ 0.20
Book value (period end)	$ 26.94	$ 26.59	$ 26.05	$ 25.59	$ 25.10
Tangible book value (period end) (1)	$ 16.10	$ 15.75	$ 15.17	$ 14.68	$ 14.25
Average common shares outstanding - basic	29,280,648	29,242,180	29,182,183	29,300,463	29,325,128
Average common shares outstanding - diluted	29,360,880	29,321,927	29,262,680	29,387,485	29,412,458
Period end common shares outstanding	29,283,675	29,278,925	29,212,110	29,175,236	29,350,061
Full time equivalent employees	1,435	1,456	1,442	1,469	1,462

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2014		2014		2014		2013		2013
Non-performing assets:
Troubled debt restructurings - accruing	$ 12,222		$ 13,513		$ 14,535		$ 14,861		$ 15,480
Non-accrual loans:
Troubled debt restructurings	5,496		6,281		7,406		9,324		12,920
Other non-accrual loans	31,275		29,837		28,967		27,309		25,240
Total non-accrual loans	36,771		36,118		36,373		36,633		38,160
Total non-performing loans	48,993		49,631		50,908		51,494		53,640
Other real estate and repossessed assets	4,695		5,106		5,382		4,860		5,184
Total non-performing assets	$ 53,688		$ 54,737		$ 56,290		$ 56,354		$ 58,824

Past due loans (1):
Loans past due 30-89 days	$ 10,745		$ 10,138		$ 14,650		$ 14,831		$ 15,611
Loans past due 90 days or more	3,147		2,947		1,833		2,591		3,043
Total past due loans	$ 13,892		$ 13,085		$ 16,483		$ 17,422		$ 18,654

Criticized and classified loans (2):
Criticized loans	$ 39,553		$ 68,707		$ 73,925		$ 75,249		$ 76,442
Classified loans	48,004		52,760		55,341		60,335		64,857
Total criticized and classified loans	$ 87,557		$ 121,467		$ 129,266		$ 135,584		$ 141,299

Loans past due 30-89 days / total portfolio loans	0.27%		0.26%		0.38%		0.38%		0.41%
Loans past due 90 days or more / total portfolio loans	0.08		0.07		0.05		0.07		0.08
Non-performing loans / total portfolio loans	1.22		1.26		1.31		1.32		1.40
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.33		1.39		1.45		1.45		1.53
Non-performing assets / total assets	0.86		0.87		0.90		0.92		0.96
Criticized and classified loans / total portfolio loans	2.17		3.08		3.33		3.48		3.68

Allowance for loan losses
Allowance for loan losses	$ 45,029		$ 45,741		$ 45,483		$ 47,368		$ 47,342
Provision for credit losses	1,478		849		2,199		3,144		2,819
Net loan and deposit account overdraft charge-offs	2,193		600		4,141		2,887		5,804

Annualized net loan charge-offs /average loans	0.22%		0.06%		0.43%		0.30%		0.60%
Allowance for loan losses / total portfolio loans	1.12%		1.16%		1.17%		1.22%		1.23%
Allowance for loan losses / non-performing loans	0.92	x	0.92	x	0.89	x	0.92	x	0.88	x
Allowance for loan losses / non-performing loans and
loans past due	0.72	x	0.73	x	0.67	x	0.69	x	0.65	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2014		2014		2014		2013		2013
Capital ratios
Tier I leverage capital	9.70%		9.64%		9.45%		9.27%		9.27%
Tier I risk-based capital	13.56		13.46		13.29		13.06		13.08
Total risk-based capital	14.62		14.56		14.40		14.19		14.23
Average shareholders' equity to average assets	12.49		12.43		12.27		12.06		11.99
Tangible equity to tangible assets (3)	7.91		7.74		7.49		7.35		7.19

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2014	2014	2014	2013	2013	2014	2013
Return on average tangible equity:
Net income (annualized)	$ 72,072	$ 75,708	$ 66,596	$ 60,911	$ 61,634	$ 71,478	$ 64,941
Plus: amortization of intangibles (annualized) (1)	1,230	1,256	1,305	1,408	1,434	1,264	1,514
Net income before amortization of intangibles (annualized)	73,302	76,964	67,901	62,319	63,068	72,742	66,455

Average total shareholders' equity	787,672	773,052	758,841	745,136	733,462	773,294	729,244
Less: average goodwill and other intangibles, net of def. tax liability	(317,368)	(317,679)	(317,996)	(318,333)	(318,661)	(317,678)	(319,108)
Average tangible equity	470,304	455,373	440,845	426,803	414,801	455,616	410,136

Return on average tangible equity	15.59%	16.90%	15.40%	14.60%	15.20%	15.97%	16.20%

Efficiency ratio:
Non-interest expense	$ 39,263	$ 40,304	$ 40,095	$ 40,743	$ 40,009	$ 119,661	$ 120,256
Less: restructuring and merger-related expense	-	-	-	(45)	(36)	-	(1,265)
Non-interest expense excluding restructuring and merger-related expense	39,263	40,304	40,095	40,698	39,973	119,661	118,991

Net interest income on a fully taxable equivalent basis	50,449	50,157	49,148	49,058	47,938	149,754	143,498
Non-interest income	16,654	18,241	17,049	16,950	17,116	51,944	52,336
Net interest income on a fully taxable equivalent basis plus non-interest income	67,103	68,398	66,197	66,008	65,054	201,698	195,834
Efficiency Ratio	58.51%	58.93%	60.57%	61.66%	61.45%	59.33%	60.76%

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2014	2014	2014	2013	2013
Tangible book value:
Total shareholders' equity	$ 788,784	$ 778,625	$ 761,117	$ 746,595	$ 736,688
Less: goodwill and other intangible assets, net of def. tax liability	(317,217)	(317,527)	(317,840)	(318,161)	(318,516)
Tangible equity	471,567	461,098	443,277	428,434	418,172

Common shares outstanding	29,283,675	29,278,925	29,212,110	29,175,236	29,350,061

Tangible book value	$ 16.10	$ 15.75	$ 15.17	$ 14.68	$ 14.25

Tangible equity to tangible assets:
Total shareholders' equity	$ 788,784	$ 778,625	$ 761,117	$ 746,595	$ 736,688
Less: goodwill and other intangible assets, net of def. tax liability	(317,217)	(317,527)	(317,840)	(318,161)	(318,516)
Tangible equity	471,567	461,098	443,277	428,434	418,172

Total assets	6,278,494	6,277,020	6,237,577	6,144,773	6,138,360
Less: goodwill and other intangible assets, net of def. tax liability	(317,217)	(317,527)	(317,840)	(318,161)	(318,516)
Tangible assets	5,961,277	5,959,493	5,919,737	5,826,612	5,819,844

Tangible equity to tangible assets	7.91%	7.74%	7.49%	7.35%	7.19%

(1) Tax effected at 35%.